UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

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TRANSOCEAN LTD.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On March 7, 2013, Transocean Ltd. (the "Company") announced that certain Funds affiliated with Carl Icahn submitted to the Company agenda items to be included in the Company's Annual Meeting Proxy Statement and on the agenda at the Company's 2013 Annual General Meeting of Shareholders. Copies of the Company's Swiss press release and broad distribution press release announcing the receipt of such agenda items and responding to the proposals are attached hereto and incorporated herein by reference.

Transocean Receives Shareholder Proposal
ZUG, SWITZERLAND-Transocean Ltd. (NYSE: RIG) (SIX: RIGN) today announced that certain Funds affiliated with Carl Icahn submitted to the company for vote at its 2013 Annual General Meeting of Shareholders (“AGM”) a dividend proposal of $4.00 per share. Additionally, the Funds provided a notice of nomination of 3 director candidates for election to Transocean's Board of Directors at its 2013 AGM and a proposal to repeal the company's staggered board. The Transocean Board of Directors will evaluate the proposals in due course.
Important Additional Information

The Company, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Company's 2013 Annual General Meeting (the "2013 Annual General Meeting"). The Company plans to file a proxy statement with the SEC in connection with the solicitation of proxies for the 2013 Annual General Meeting (the "2013 Proxy Statement"). SHAREHOLDERS ARE URGED TO READ THE 2013 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of these potential participants, none of whom owns in excess of 1 percent of the Company's shares, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2013 Proxy Statement and other materials to be filed with the SEC in connection with the 2013 Annual General Meeting. This information can also be found in the Company's definitive proxy statement for its 2012 Annual General Meeting (the "2012 Proxy Statement"), filed with the SEC on April 6, 2012. To the extent holdings of the Company's securities have changed since the amounts printed in the 2012 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Shareholders will be able to obtain, free of charge, copies of the 2013 Proxy Statement and any other documents, including the WHITE proxy card, filed by the Company with the SEC in connection with the 2013 Annual General Meeting at the SEC's website (http://www.sec.gov), or at the Company's website (http://www.deepwater.com), or by contacting the company by email at info@deepwater.com. In addition, copies of the proxy materials, when available, may be requested from the Company's proxy solicitor, Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, NY 10022.

Analyst Contacts:    Thad Vayda                News Release
+1 713-232-7551

Diane Vento
+1 713-232-8015

Media Contact:    Guy A. Cantwell            FOR RELEASE: March 7, 2013
+1 713-232-7647

TRANSOCEAN LTD. CONFIRMS RECEIPT OF PROPOSALS FROM CARL ICAHN

ZUG, SWITZERLAND-Transocean Ltd. (NYSE: RIG) (SIX: RIGN) today announced that certain Funds affiliated with Carl Icahn submitted to the company for vote at its 2013 Annual General Meeting of Shareholders (“AGM”) a dividend proposal of $4.00 per share. Additionally, the Funds provided a notice of nomination of three director candidates for election to Transocean's Board of Directors at its 2013 AGM and a proposal to repeal the company's staggered board. The Transocean Board of Directors will evaluate the proposals in due course.

In response to Mr. Icahn's proposals, Transocean issued the following statement:

In the interest of all of its stakeholders, and in the context of a cyclical and capital-intensive industry, the Board is focused on driving long-term value through the execution of the company's disciplined capital allocation strategy. This strategy includes maintaining a strong, flexible balance sheet and an investment grade rating on its debt; profitable investment in the business through value-enhancing opportunities; and the distribution of excess cash to shareholders.

The Board is confident that its proposed $2.24 per share dividend, or approximately $800 million in the aggregate, will maximize long-term value creation and, importantly, establishes a basis that is sustainable and supports future increases as business conditions warrant. The proposed dividend resulted from the careful consideration of numerous factors relevant to the company's business, including operating in a cyclical and capital-intensive industry; the remaining uncertainties related to the Macondo well incident; the Frade field incident in Brazil; and the ongoing tax litigation in Norway. The Board believes that, in the context of the uncertainties the company currently faces, a larger dividend would be overly aggressive and detrimental to the company's long-term performance.

Additionally, as part of its prudent, balanced capital allocation strategy, to facilitate continued progress towards achieving its articulated gross debt target of $7 billion to $9 billion, the company intends to accelerate repayment of its debt with the objective of retiring approximately $1 billion of debt in excess of existing repayment obligations by the end of 2014.

The company is confident that its Board of Directors comprises professionals with the essential financial, operational, managerial, and corporate governance expertise necessary to continue to successfully oversee the execution of the company's strategy. Transocean's Board comprises 13 highly-qualified directors with diverse perspectives on the industry, most of whom are independent, and all are proven business leaders with a broad and deep range of leadership experience in, variously, oilfield and offshore drilling services, finance, manufacturing, law, health, safety and environment, or other areas crucial to the company's business.

Transocean's approach to corporate governance is to regularly infuse fresh perspective into an experienced and knowledgeable Board. In this regard, six of the 12 independent directors have been added to the Board in the last two years. Furthermore, the company believes that the addition of Frederico F. Curado will benefit the Board's decision-making process as a result of his significant senior management experience at a global aerospace corporation, including his experience with Brazilian business and governmental sectors - an important region of operations for the company.

With the guidance of the Board, the company has made meaningful progress in improving its operational performance and executing its objective of rationalizing its fleet and increasing its exposure to high specification drilling assets. This includes divesting 38 shallow water drilling rigs in the fourth quarter of 2012 and completing numerous single-asset sales of non-core floaters and jackups over the past several years. Additionally, in late 2012, the company announced it would build four industry-leading, state-of-the-art, high specification, ultra-deepwater drillships for Shell. These fully-contracted assets represent 40-rig years of work and an unprecedented $7.6 billion of long-dated backlog for the company and, together with the three newbuild high-specification jackups to be delivered in 2013, support the company's objective to deliver profitable growth and enhance its global leadership position in high-specification floaters and jackups.

Management and the Board continually assess both the company's strategy and additional ways of creating value for shareholders. This is evidenced by the proposed $2.24 per share dividend, the accelerated debt repayment plan and the announcement that the company will continue its evaluation of alternative corporate and financing structures. However, the Board does not intend to take steps that will threaten the company's long-term performance, operating flexibility and investment grade credit rating. The Board looks forward to continuing a strategy based on maintaining a strong, flexible balance sheet; profitable investment in the business through value-enhancing opportunities; and sustainable return of capital with the goal of future increases should business conditions warrant.

Forward-Looking Statements

Statements included in this news release including, but not limited to, those regarding the proposed dividend, the company's capital allocation strategy, value-creating objectives and sustainability of potential future distributions, are forward-looking statements that involve certain assumptions and uncertainties. These statements are based on currently available competitive, financial, and economic data along with our current operating plans and involve risks and uncertainties including, but not limited to, shareholder approval, market conditions, Transocean's results of operations, the effect and results of litigation, assessments and contingencies, and other factors detailed in "Risk Factors" in the company's most recently filed Annual Report on Form 10-K, and elsewhere in Transocean's filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those expressed or implied by such forward-looking statements. Transocean disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

Important Additional Information

The company, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the company's 2013 Annual General Meeting (the "2013 Annual General Meeting"). The company plans to file a proxy statement with the SEC in connection with the solicitation of proxies for the 2013 Annual General Meeting (the "2013 Proxy Statement"). SHAREHOLDERS ARE URGED TO READ THE 2013 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of these potential participants, none of whom owns in excess of 1 percent of the company's shares, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2013 Proxy Statement and other materials to be filed with the SEC in connection with the 2013 Annual General Meeting. This information can also be found in the company's definitive proxy statement for its 2012 Annual General Meeting (the "2012 Proxy Statement"), filed with the SEC on April 6, 2012. To the extent holdings of the company's securities have changed since the amounts printed in the 2012 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Shareholders will be able to obtain, free of charge, copies of the 2013 Proxy Statement and any other documents, including the WHITE proxy card, filed by the company with the SEC in connection with the 2013 Annual General Meeting at the SEC's website (http://www.sec.gov), or at the company's website (http://www.deepwater.com), or by contacting the company by email at info@deepwater.com. In addition, copies of the proxy materials, when available, may be requested from the company's proxy solicitor, Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, NY 10022.

About Transocean
Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. The company specializes in technically demanding sectors of the global offshore drilling business with a particular focus on deepwater and harsh environment drilling services, and believes that it operates one of the most versatile offshore drilling fleets in the world.

Transocean owns or has partial ownership interests in, and operates a fleet of, 82 mobile offshore drilling units consisting of 48 High-Specification Floaters (Ultra-Deepwater, Deepwater and Harsh-Environment drilling rigs), 25 Midwater Floaters and nine High-Specification Jackups. In addition, we have six Ultra-Deepwater Drillships and three High-Specification Jackups under construction.

For more information about Transocean, please visit the website www.deepwater.com.